Exhibit 99.1

NEWS RELEASE

	Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

FOR IMMEDIATE RELEASE		Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND Technology Reminds Preferred Stockholders To Vote Proxies

THE WOODLANDS, TX, August 5, 2024 – MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND; MINDP) will reconvene its virtual special meeting (the “Special Meeting”) of holders of its 9% Series A Cumulative Preferred Stock (the “Preferred Stock”) on Thursday, August 29, 2024 at 9:00 a.m. Central Time. The Special Meeting is being held to approve an amendment to the Certificate of Designations, Preferences and Rights of the Preferred Stock, which provides that each share of Preferred Stock may be converted into 3.9 shares of the Company’s common stock, $0.01 par value per share, at the sole discretion of the Company’s Board of Directors (the “Preferred Stock Proposal”). Preferred stockholders have previously approved a proposal to adjourn the Special Meeting one or more times to give the Company’s management additional time to solicit additional proxies to approve the Preferred Stock Proposal. Given the length of the adjournment, a new record date of Tuesday, July 16, 2024 was established for the Special Meeting.

The Company filed a revised proxy statement with the Securities and Exchange Commission (the “SEC”) on July 22, 2024 and distributed such proxy to holders of record as of July 16, 2024 who will be eligible to vote at the Special Meeting. Previously voted proxies are no longer valid.

Rob Capps, President and CEO of MIND, stated, “We understand that the new meeting date creates some confusion since previously cast proxies are no longer valid and must be voted again. If you executed a proxy prior to July 16, 2024, that proxy is no longer valid, and you must vote again. If you have not yet received the revised proxy statement, please contact your broker or other nominee for instructions on how to vote. We encourage all holders of Preferred Stock as of July 16, 2024 to vote in favor of the Preferred Stock Proposal,” concluded Capps.

You may obtain additional information from our information agent at the following:

Alliance Advisors, LLC

200 Broadacres Dr.

Bloomfield, NJ 07003

Call: 833-795-8497

E-mail: MIND@AllianceAdvisors.com

Additionally, you may find further information regarding the Preferred Stock Proposal on the Company’s web site at the following:

PowerPoint Presentation (mind-technology.com)

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit designs, manufactures, and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Important Additional Information And Where To Find It

MIND has filed with the SEC a definitive proxy statement on Schedule 14A on July 22, 2024, with respect to its solicitation of proxies for the Virtual Special Meeting of Preferred Stockholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “Special Meeting”). PREFERRED STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MIND’S SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MIND free of charge through the website maintained by the SEC at www.sec.gov. The Notice of Virtual Special Meeting of Preferred Stockholders and our Proxy Statement for the Special Meeting, Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2024 are available at

www.viewproxy.com/MINDTechnology/2024

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